UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 3, 2018

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
Whirlpool Corporation (the “Company”) is making changes to its segment structure to align with the Company’s new leadership reporting structure announced internally in early December 2017. These changes include a realignment of its external segment reporting and a change to guided financial metrics. All of these changes are effective January 1, 2018.
Beginning with fiscal year 2018, the Company will report its Mexico business as a part of its Latin America segment, and will shift certain adjacent business from the North America segment to the Asia segment. Collectively, these businesses represented approximately $600 million of net sales and $50 million of operating profit in fiscal year 2016 and are currently reported as part of the North America segment.
In addition to the realignment of its external segment reporting, the Company will no longer report and guide segment operating profit. In alignment with the Company’s long-term metric, the Company will report and guide segment results as earnings before interest and taxes (EBIT), also effective January 1, 2018.
Relevant historical segment results will be provided under the new reporting structure and will include the EBIT metric. This information will be made available concurrent with the 2017 year-end earnings release in January 2018 on the Whirlpool Corporation investor website and as an exhibit to a current report on Form 8-K. Consolidated company historical results will remain unchanged.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2018		WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Corporate Secretary and Group Counsel